Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by AudioEye, Inc. (the “ Registrant ”) of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “ Annual Report ”) with the Securities and Exchange Commission, I, Dr. Carr Bettis, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i)            The Annual Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)           The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 27, 2019	By:	/s/ Dr. Carr Bettis
Name: Dr. Carr Bettis
Title: Principal Executive Officer and Principal Financial Officer

 A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.